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                                                                     EXHIBIT 1.1

                                    6,000,000

                              PREFERRED SECURITIES

                                   SEI TRUST I
                      (A DELAWARE STATUTORY BUSINESS TRUST)

            ______% CONVERTIBLE TRUST PREFERRED SECURITIES, SERIES A
               (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)

                             UNDERWRITING AGREEMENT



                                                              _________ __, 2000

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
         as Representatives of the several Underwriters

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

         and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         SEI Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (ss.) 3801 et seq.), and Southern Energy, Inc., a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), as sponsor of the Trust and as Guarantor, propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [_____________] ______% Convertible Trust Preferred Securities, Series A, liquidation amount $50 per preferred security (the "Firm Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, convertible into shares of the Company's common stock, par value $0.01 per share (the "Stock"), and, at the election of the Underwriters, up to [_____________] additional ______% Convertible Trust Preferred Securities of the Trust (the "Optional Preferred Securities") (the Firm Preferred Securities and the Optional Preferred Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Preferred Securities"). Goldman, Sachs & Co.


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("Goldman Sachs") and Morgan Stanley & Co. Incorporated ("Morgan Stanley")
are the representatives (the "Representatives") of the Underwriters.

         The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), dated as of __________, 2000, between the Company and Bankers Trust Company, as trustee (the "Guarantee Trustee"). The Preferred Securities and the related Guarantee are referred to herein as the "Securities."

         The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase the $__________ aggregate principal amount of _______% Junior Convertible Subordinated Notes, Series A due 2030 (the "Junior Subordinated Notes") to be issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement, dated as of __________ , 2000 (the "Trust Agreement"), among the Company, as Depositor, Elizabeth B. Chandler, John W. Holden, III and Douglas L. Miller (the "Administrative Trustees"), Bankers Trust (Delaware), a Delaware banking corporation (the "Delaware Trustee"), and Bankers Trust Company, a New York banking corporation (the "Property Trustee" and, together with the Delaware Trustee and the Administrative Trustees, the "Trustees"), as trustees, and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to an Indenture, dated as of _________, 2000 (the "Base Indenture"), between the Company and Bankers Trust Company, as debt trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture to the Base Indenture, dated as of _____________ ___, 2000 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debt Trustee.

         1. Registration Statement and Prospectus: The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (Registration Nos. 333-41680 and 333-41680-01) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Preferred Securities, the Guarantee, the Junior Subordinated Notes and the Stock. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits, including those exhibits incorporated by reference, but excluding Forms T-1), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Preferred Securities may commence, the term "Registration Statement" as used in this


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Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means (a) the prospectus in the form included in the Registration Statement, (b) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b), or (c) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Preferred Securities that is filed pursuant to Rule 424(b) under the Act together with the Preliminary Prospectus identified therein that such Term Sheet supplements. "Term Sheet" means any term sheet that satisfies the requirements of Rules 434 and 424(b) under the Act. Any reference in this Agreement to the "date" of a prospectus that includes a Term Sheet means the date of such Term Sheet. The term "Preliminary Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial public filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. Purchase and Sale: Subject to the terms and conditions herein set forth, (a) the Company agrees to cause the Trust and the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per Preferred Security of $50, the number of Firm Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Preferred Securities as provided below, the Company agrees to cause the Trust and the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the purchase price per Preferred Security set forth in this Section 2, that portion of the number of Optional Preferred Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Preferred Securities) determined by multiplying such number of Optional Preferred Securities by a fraction, the numerator of which is the maximum number of Optional Preferred Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional Preferred Securities that all of the Underwriters are entitled to purchase hereunder.

         The Company and the Trust hereby grant to the Underwriters the right to purchase at their election up to [______] Optional Preferred Securities, at the purchase price per Preferred Security set forth in the paragraph above, for the sole purpose of covering sales of securities in excess of the number of Firm Preferred Securities. Any such election to purchase Optional Preferred Securities may be exercised only by written notice from the Representatives to the Trust and the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Preferred Securities to be purchased and the date on which such Optional Preferred Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives, the Trust and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.


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         The purchase price per Preferred Security to be paid by the several
Underwriters for the Preferred Securities shall be an amount equal to the initial public offering price as noted above in this Section 2, which is a fixed price determined by agreement between the Representatives and the Offerors. As compensation to the Underwriters for the commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Notes of the Company, the Company hereby agrees to pay at the Time of Delivery (as defined herein) to the Representatives, for the accounts of the several Underwriters, a commission per Preferred Security as set forth on Schedule II per Preferred Security to be delivered by the Trust hereunder at the Time of Delivery.

         3. Offer of Preferred Securities: The Offerors have been advised by the Representatives that the Underwriters propose to make an offering of the Preferred Securities on the terms and subject to the conditions and in the manner set forth in the Prospectus.

         4.       Payment and Delivery:

         (a) Payment of the purchase price for, and delivery of certificates for, the Firm Preferred Securities shall be made at 9:30 a.m., New York, New York time, on ___________, 2000 or such other time and date as Goldman Sachs, Morgan Stanley, the Trust and the Company may agree upon in writing. In addition, in the event that any or all of the Optional Preferred Securities are purchased by the Underwriters, payment for, and delivery of certificates for, the Optional Preferred Securities shall be made at 9:30 a.m., New York, New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Preferred Securities, or such other time and date as the Representatives, the Trust and the Company may agree upon in writing. Such time and date for delivery of the Firm Preferred Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Preferred Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery". Payment shall be made to the Trust by wire transfer in federal funds at the Time of Delivery, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Time of Delivery. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities that it has agreed to purchase. The Representatives, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Time of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder.


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                  The certificate(s) for the Preferred Securities will be made available for checking by the Representatives not later than 10:00 a.m., New York, New York time, on the last business day prior to the Time of Delivery.

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 5(b) hereof, including the cross receipt for the Preferred Securities and any additional documents requested by the Underwriters pursuant to Section 5(b)(vii) hereof, will be delivered at the offices of Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308 (the "Closing Location"), and the Preferred Securities will be delivered at the offices of The Depository Trust Company or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., Atlanta, Georgia time, on the Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Atlanta, Georgia are generally authorized or obligated by law or executive order to close.

         5. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Offerors herein contained at each Time of Delivery, and to the following other conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Atlanta, Georgia time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

         (b) That, at such Time of Delivery, the Underwriters shall be furnished the following opinions and letter with such changes therein as may be agreed upon by the Trust, the Company and the Representatives:

                  (i) Opinion of Troutman Sanders LLP, of Atlanta, Georgia, counsel to the Company, substantially in the form attached hereto as Exhibit 1.

                  (ii) Opinion of Shearman & Sterling, of New York, New York, counsel to the Underwriters, substantially in the form attached hereto as Exhibit 2.


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                  (iii)    A letter dated as of such Time of Delivery from
                           Arthur Andersen LLP, substantially in the form attached hereto as Exhibit 3, which shall confirm to the statements made in the letter dated the date hereof from Arthur Andersen LLP being delivered to the Underwriters concurrently with the execution hereof.

                  (iv) Opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Trust, substantially in the form attached hereto as Exhibit 4.

                  (v) Opinion of Richards, Layton & Finger, P.A., Delaware counsel to Bankers Trust (Delaware), as Delaware Trustee under the Trust Agreement, substantially in the form attached hereto as Exhibit 5.

                  (vi) Opinion of Seward & Kissell, counsel to the Property Trustee, the Guarantee Trustee and the Debt Trustee, substantially in the form attached hereto as Exhibit 6.

                  (vii) Such documents relating to the Company's and Trust's corporate existence and their authorization and execution of this Agreement, as Goldman Sachs may reasonably request.

         (c) That, prior to such Time of Delivery, there shall have been no material adverse change in the business, properties or financial condition of the Company or the Trust from that set forth in or contemplated by the Prospectus, and that the Company and the Trust shall, at the Time of Delivery, have delivered to the Underwriters a certificate to such effect of an executive officer of the Company and the Trust.

         (d) The Preferred Securities to be sold at such Time of Delivery shall have been duly listed for trading on the New York Stock Exchange, subject to official notice of issuance.

         (e) That the Company and the Trust shall have performed their respective obligations under this Agreement as are to be performed at or prior to the Time of Delivery by the terms hereof.

         (f) The Southern Company shall have delivered to the Representatives an agreement that, during a period of 180 days from the date of the Prospectus, it will not, without the prior written consent of the Representatives, offer, sell (or grant any option or warrant to offer or sell) any of the Preferred Securities or the Common Stock of the Company or any security convertible into the Preferred Securities or the Common Stock of the Company; provided, however, that the foregoing shall not apply to any securities or options to purchase any securities granted or sold pursuant to any employee or director compensation plans described in the Registration Statement.


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         (g)      The shares of Common Stock issuable upon conversion of the
                  Preferred Securities shall have been duly listed on the New York Stock Exchange, subject to official notice of issuance.

         (h) All conditions for the issuance and sale of the Company's Common Stock shall have been satisfied or waived.

         6. Certain Covenants of the Offerors: In further consideration of the agreements of the Underwriters herein contained, each of the Offerors covenants as follows:

         (a) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to furnish to each of Goldman Sachs and Morgan Stanley one manually signed copy of the Registration Statement and all amendments thereto; to advise Goldman Sachs and Morgan Stanley, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Preferred Securities, Junior Subordinated Notes or the shares of Stock issuable upon conversion of the Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use reasonable efforts to obtain the withdrawal of such order.

         (b) The Offerors will furnish to the Underwriters, without charge, as many copies of the Preliminary Prospectus and the Prospectus (as supplemented or amended if the Offerors shall have made any supplements or amendments thereto) as Goldman Sachs and Morgan Stanley may reasonably request.

         (c) If at any time prior to the earlier of (i) the completion of the distribution of the Preferred Securities by the Underwriters or purchasers who are not their affiliates (as reasonably determined by the Representatives), and (ii) 270 days after the Time of Delivery, any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which the statements are made, not misleading, the Offerors will forthwith amend or supplement the Prospectus by furnishing, at its own expense, to the Underwriters and to dealers (whose names and addresses are furnished to the Offerors by Goldman Sachs and Morgan Stanley) to whom the Preferred Securities may have been sold by the Underwriters and, upon request, to any other dealers making such request, either amendments to the Prospectus or supplements thereto so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which the statements are made, be misleading.


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         (d)      During such time as the Underwriters are required to deliver a
                  Prospectus pursuant to Section 5 of the Act, the Company will prepare and file with the Commission the documents required to be filed pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         (e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

         (f) The Offerors will cooperate with the Underwriters to qualify the Preferred Securities, the shares of Stock issuable upon conversion of the Preferred Securities and, to the extent required or advisable, the Guarantee and Junior Subordinated Notes, for offer and sale under the securities or "blue sky" laws of such states and other jurisdictions as Goldman Sachs and Morgan Stanley may reasonably request and the Company will pay filing fees, reasonable attorneys' fees and disbursements in connection therewith in an amount not exceeding $15,000 in the aggregate (including filing fees and disbursements paid or incurred prior to the date this Agreement becomes effective); provided, however, that neither the Company nor the Trust shall be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Offerors to be unduly burdensome.

         (g) The Company will pay all costs and expenses incident to the performance of each of the Offerors' obligations under this Agreement, including (i) the preparation of the Preliminary Prospectus, the Prospectus (including financial statements) and any amendments or supplements thereto, (ii) the preparation and printing of the Preferred Securities certificates, (iii) the issuance and delivery of the Preferred Securities to the Underwriters (other than transfer taxes),
                  (iv) the furnishing of the opinions, letter and certificate referred to in Section 5(b) hereof (other than the opinion referred to in Section 5(b)(ii) hereof), (v) the fees and expenses of the Debt Trustee, the Delaware Trustee, the Property Trustee and the Guarantee Trustee, and in the amounts agreed pursuant to separate agreements.

                  It is understood that the Underwriters shall be solely responsible to pay all fees and expenses of counsel to the Underwriters, and that the Company shall not be liable to reimburse the Underwriters for such fees and expenses.

         (h) If the Underwriters shall not take up and pay for the Preferred Securities due to the failure of the Offerors to comply with any of the conditions specified in Section 5 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket accountable expenses, in an amount not exceeding a total of $500,000, incurred in connection with the financing contemplated by this Agreement.

         (i) During a period of 180 days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of the Representatives, offer, sell (or grant any option or warrant to offer or sell) any Preferred Securities, or any security convertible into or exchangeable for the Preferred Securities or the Junior Subordinated Notes or any securities substantially similar to the Preferred Securities or the Junior Subordinated Notes (except for the Junior Subordinated Notes and the Preferred Securities issued pursuant to this Agreement) or any Common Stock of the Company; provided, however, that the foregoing shall not apply to any securities or options to purchase any securities granted or sold pursuant to any employee or director compensation plans described in the Registration Statement.

         7.       Warranties of and Indemnity by the Offerors:

         (a) The Offerors warrant and represent to each of the Underwriters that:

                  (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (A) that part of the Registration Statement that shall constitute the Statements of Eligibility (Form T-1) (collectively, the "Form T-1") under the Trust Indenture Act, (B) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Trust by an Underwriter through either or both of the Representatives expressly for use therein or
                           (C) any information set forth in the Prospectus under the caption "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company."

                  (ii) The Company is a corporation duly organized and validly existing under the laws of Delaware and has all requisite corporate power and authority to execute, deliver and perform its material obligations under this Agreement.

                  (iii) The Preferred Securities, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be duly authorized, validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the Trust; the issuance of the Preferred Securities is not subject to preemptive or similar rights under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Trust Agreement or (iii) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

                  (v) The Company is not in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that would have a material adverse effect on the business, financial condition, results of operations of the Company and its subsidiaries, taken as a whole.

                  (vi) The shares of Stock issuable upon conversion of the Preferred Securities, when issued and delivered by the Company pursuant to the Trust Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company's Certificate of Incorporation or By-laws or (iii) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement.

         (b) The Offerors agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with investigating or defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, or the Prospectus as amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission which was made in such Preliminary Prospectus or Prospectus, as amended or supplemented, in reliance upon and in conformity with information furnished in writing to any Offeror by, or through either or both of the Representatives on behalf of, any Underwriter for use therein and except that this indemnity with respect to the

                  Preliminary Prospectus, and with respect to the Prospectus, if the Offerors shall have furnished any amendment or supplement thereto, shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of Preferred Securities to any person if a copy of the Preliminary Prospectus or the Prospectus, as the same may then be amended or supplemented, after having been supplied in the quantities requested by the Representatives, shall not have been sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and if the Preliminary Prospectus or the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim or damage.

                           The Offerors' indemnity agreement contained in this
                  Section 7(b), and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive the delivery of and payment for the Preferred Securities hereunder.

         8.       Warranties of and Indemnity by Underwriters:

         (a) Each Underwriter warrants and represents to the Trust and the Company and its directors and officers that the information furnished in writing to the Trust or the Company by, or through Goldman Sachs or Morgan Stanley on behalf of, such Underwriter for use in the Preliminary Prospectus, the Prospectus or the Prospectus as amended or supplemented, does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Trust and the Company and its directors and officers, and each person, if any, who controls the Trust or the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Offerors set forth in Section 7(b) hereof, but only with respect to untrue statements or omissions or alleged untrue statements or omissions in the Preliminary Prospectus, the Prospectus or the Prospectus as amended or supplemented, made in reliance upon and in conformity with information furnished in writing to the Trust or the Company by, or through either or both of the Representatives on behalf of, such Underwriter for use therein.

                           The indemnity agreement on the part of each
                  Underwriter contained in this Section 8(b), and the representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Trust, the Company or other Underwriter or controlling person, and shall survive the delivery of and payment for the Preferred Securities hereunder.

         9. Procedures Relating to Indemnification: Promptly after receipt by a party indemnified under Section 7 or 8 above of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such indemnified party will, if a claim is to be made against an indemnifying party, notify the indemnifying party thereof in writing, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability (otherwise than under this Section 7 or 8 hereof, as the case may be) which it may have to the indemnified party. Thereafter, the indemnified party and the indemnifying party shall consult, to the extent appropriate, with a view to minimizing the cost to the indemnifying party of its obligations hereunder. In case any indemnified party receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the parties against which any loss, claim, damage or liability arises include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the defenses available to it create a conflict of interest for the counsel selected by the indemnifying party under the code of professional responsibility applicable to such counsel, the indemnified party shall have the right to select one separate counsel to assume such legal defenses and otherwise to participate in the defenses of such loss, claim, damage or liability on behalf of the indemnified party. Upon receipt by the indemnified party of notice from the indemnifying party of its election so to assume the defense of such loss, claim, damage or liability and approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under Section 7 or 8 hereof, as the case may be, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed and continued to employ counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized in writing the employment of separate counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which the indemnified party is or is entitled or subject to be a party and the indemnified party is entitled to indemnity hereunder unless such settlement includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without its written consent.

         If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equity considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Offerors bear to the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

         10.      Substitution of Underwriters:

         (a) If any Underwriter under this Agreement shall fail or refuse (whether for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations to purchase or otherwise) to purchase the Preferred Securities which it has agreed to purchase, the Company or the Trust shall immediately notify the remaining Underwriters and the remaining Underwriters may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Offerors, who may include one or more of the remaining Underwriters, to purchase or agree to purchase such Preferred Securities on the terms herein set forth; and, if the remaining Underwriters shall fail to procure a satisfactory party or parties to purchase or agree to purchase such Preferred Securities on such terms within such period after the receipt of such notice, then the Company or the Trust shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such Preferred Securities on the terms herein set forth. In any such case, either the remaining Underwriters, the Company or the Trust shall have the right to postpone the Time of Delivery for a period not to exceed five business days from the date set forth in Section 4 hereof, in order that the necessary changes to the Prospectus and any other documents and arrangements may be effected. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Preferred Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Trust as provided in subsection (a) above, the aggregate number of such Preferred Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Preferred Securities to be purchased at such Time of Delivery, then the Offerors shall have the right to require each non-defaulting Underwriter to purchase the number of Preferred Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Preferred Securities which such Underwriter agreed to purchase hereunder) of the Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Trust as provided in subsection (a) above, the aggregate number of such Preferred Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Preferred Securities to be purchased at such Time of Delivery, or if the Company or the Trust shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Preferred Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Trust to sell the Optional Preferred Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Trust, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreements in Sections 7 and 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 11. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Delivery by the Representatives, if, after this Agreement becomes effective, (i) trading in securities on the New York Stock Exchange shall have been generally suspended or materially limited;
(ii) trading in the Trust's or the Company's securities on the New York Stock Exchange shall have been suspended; (iii) a general banking moratorium shall have been declared by federal or New York State authorities; (iv) there shall have occurred any declaration of war by the United States Congress or any other substantial national or international emergency affecting the United States; or
(v) the Company's long-term unsecured senior debt securities shall be rated Ba3 or below by Moody's Investor Services or BB- or below by Standard & Poor's

Rating Agency, in any such case provided for in clauses (i) through (v) with the result that, in the reasonable judgment of the Representatives, the marketability of the Preferred Securities shall have been materially impaired.

                  If the Representatives elect to terminate this Agreement as provided in this Section 11, the Offerors shall be notified promptly by Goldman Sachs and Morgan Stanley by telephone, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Preferred Securities to the Underwriters as herein contemplated shall not be carried out because the Company or the Trust is not able to comply with the terms hereof, the Offerors shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company or the Trust shall remain liable to the extent provided in Section 6(f) and (g) hereof) and the Underwriters (other than a defaulting Underwriter) shall be under no liability to the Company or the Trust nor be under any liability under this Agreement to one another.

                  12. Notices: All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following addresses:

         Southern Energy, Inc.
         900 Ashwood Parkway
         Suite 500
         Atlanta, Georgia 30338
         Attention: Treasurer
         Tel:  (770) 821-7000
         Fax: (770) 821-7001

         SEI Trust I
         1403 Foulk Road
         Suite 102
         Wilmington, Delaware  19803
         Tel:  (302) 427-1935
         Fax: (302) ___-___

         with copies to (such copy not to constitute notice):
         Troutman Sanders LLP
         Bank of America Plaza, Suite 5200
         600 Peachtree Street, N.E.
         Atlanta, Georgia 30308
         Attention: John T. W. Mercer, Esq.
         Tel:  (404) 885-3182
         Fax: (404) 962-6632

         If to Underwriters at:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004
         Attention:  Don Hansen
         Tel:  212-902-6685
         Fax:  212-902-9020

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036
         Attention:  Patrick R. Kelly
         Tel:  212-761-7805
         Fax:  212-761-0354

         with copies to (such copy not to constitute notice):
         Shearman & Sterling
         599 Lexington Avenue
         New York, New York 10022
         Attention: John A. Millard, Esq.
         Tel:  (212) 848-7028
         Fax:  (212) 848-7179

                  13. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Trust and the Company and their respective directors and officers, and the controlling persons, if any, referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators, and, subject to the provisions of Section 10 hereof, no other person shall acquire or have any right under or by virtue of this agreement.

                  14. Applicable Law, Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof.

                  15. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the several Underwriters.

                                  Very truly yours,

                                  SOUTHERN ENERGY, INC.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                  SEI TRUST I

                                  By:    Southern Energy, Inc., as Depositor


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:



Confirmed and accepted as of the date first above written.

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
ABN Amro Incorporated
Donaldson, Lufkin & Jenrette Securities Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC


By:
   -------------------------------------------
      (Goldman, Sachs & Co.)


By:
   -------------------------------------------
      (Morgan Stanley & Co. Incorporated)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                  Underwriters


                                                                                 Number of Preferred Securities to be
                                               Total Number of Preferred           Purchased if Maximum Option to
              Underwriter                      Securities to be Purchased                 Purchase Exercised
              -----------                      --------------------------        ------------------------------------
Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

ABN Amro Incorporated

Donaldson, Lufkin & Jenrette Securities
Incorporated

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Warburg LLC
Total Preferred Securities

                                   SCHEDULE II



Initial public offering price per
Preferred Security (and purchase
price per security to be paid by
the several Underwriters):  $50

Compensation per Preferred Security
to be paid by the Company to the
several Underwriters in respect of
their commitments: $__ for
Preferred Securities sold to certain
institutions; $_____ for Preferred\
Securities sold to other purchasers